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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-    ) and related Prospectus of
Shoney's, Inc. for the registration of 265,934 shares of its common stock pertaining to the Shoney's, Inc. 1996 Stock Option Plan and to the incorporation by reference therein of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in its Annual Report (Form 10-K) for the year ended October 27, 1996, filed with the Securities and Exchange Commission.




Nashville, Tennessee
January 24, 1997